-----------------------------
                          COASTAL FINANCIAL CORPORATION
                          -----------------------------



                                DECEMBER 21, 2001



Dear Shareholder:

     You are cordially invited to attend the annual meeting of Shareholders of Coastal Financial Corporation. The meeting will be held at the Ocean Reef Resort (the former Myrtle Beach Martinique Resort Hotel), 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Wednesday January 30, 2002 at 2:00 p.m., Eastern Standard Time.

     The notice of Annual Meeting and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and Officers of the Corporation, as well as a representative of KPMG LLP, the Corporation's independent auditors, will be present to respond to appropriate questions of Shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.


                                    Sincerely,



                                    Michael C. Gerald
                                    President and
                                    Chief Executive Officer

                          COASTAL FINANCIAL CORPORATION
                                 2619 OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577
                                 (843) 205-2000

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

     The annual meeting of shareholders of Coastal Financial Corporation ("Corporation") will be held at the Ocean Reef Resort (the former Myrtle Beach Martinique Resort Hotel), 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina on Wednesday, January 30, 2002, at 2:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect two directors of the Corporation;

     2. To transact any other business that may properly come before the meeting.

     NOTE:The Board of Directors is not aware of any other business to come before the meeting.

     Shareholders of record at the close of business on November 30, 2001 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Susan J. Cooke
                                              Secretary


Myrtle Beach, South Carolina
December 21, 2001


IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                                 PROXY STATEMENT
                                       OF
                          COASTAL FINANCIAL CORPORATION

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                January 30, 2002

--------------------------------------------------------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coastal Financial Corporation ("Coastal Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation. The Corporation is the holding company for Coastal Federal Savings Bank. The annual meeting will be held at the Ocean Reef Resort (the former Myrtle Beach Martinique Resort Hotel), 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Wednesday January 30, 2002 at 2:00 p.m., Eastern Standard Time. This Proxy Statement and the enclosed proxy card are being first mailed on or about December 21, 2001 to Shareholders of record.

--------------------------------------------------------------------------------
                           VOTING AND PROXY PROCEDURE
--------------------------------------------------------------------------------

Who Can Vote at the Meeting

     You are entitled to vote your Coastal Financial Corporation common stock if the records of the Corporation showed that you held your shares as of the close of business on November 30, 2001. As of the close of business on that date, a total of 10,643,646 shares of Coastal Financial Corporation common stock were outstanding. Each share of common stock has one vote. As provided in the Corporation's Articles of Incorporation, record holders of the Corporation's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a beneficial owner of Coastal Financial common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Coastal Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee which holds your shares.

Vote Required

     The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting, constituting a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Voting by Proxy

     This Proxy Statement is being sent to you by the Board of Directors of Coastal Financial for the purpose of requesting that you allow your shares of Coastal Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Coastal Financial common stock represented at the meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Corporation's Board of Directors.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your Coastal Financial common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Corporation does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Corporation in writing before your shares have been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If your Coastal Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker may allow you to deliver your voting instructions via the telephone or the Internet.


--------------------------------------------------------------------------------

                                 STOCK OWNERSHIP

--------------------------------------------------------------------------------

     The following table provides information as of November 30, 2001 with respect to persons known to the Corporation to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to beneficially own any share of common stock over which he or she has, directly or indirectly, sole or share voting or investing power.


                                                                Percent of
                                   Number of                   Common Stock
  Name and Address              Shares Owned (1)               Outstanding

Ammons Holdings, Inc.               600,592                       5.65
1200 S. Ocean Blvd.
Myrtle Beach, SC 29577


-----------------------
(1) Share ownership based on Corporation's Shareholder list as of November 30, 2001.

     The following table provides information about the shares of Coastal Financial Corporation common stock that may be considered to be owned by each named executive officer, director or nominee for director of the Company and by all directors and executive officers of the Company as a group as of November 30, 2001. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.


                                                                        Number of Shares
                                                 Number of            That May Be Acquired       Percent of
                                               Shares Owned            Within 60 Days By        Common Stock
                                          (Excluding Options) (1)      Exercising Options       Outstanding (2)
                                          -----------------------      ------------------       ---------------

Named Executive Officers (3)

Michael C. Gerald, President, Chief              101,564                     135,026                  2.20
   Executive Officer and Director

Jimmy R. Graham, Executive Vice
   President                                      85,711                      87,293                  1.62

Jerry L. Rexroad, Executive Vice
   President and Chief Financial                  32,712 (4)                 127,022                  1.49
   Officer

Steven J. Sherry, Executive Vice
   President                                         704                      16,878                  0.17

Phillip G. Stalvey, Executive Vice
   President                                      63,168                      79,175                  1.33


Directors of the Corporation
(Excluding Named Executive Officers)




James C. Benton                                  398,911 (5)                  14,764                  3.89

G. David Bishop                                  269,933 (6)                  18,064                  2.71

James T. Clemmons                                265,445 (7)                  13,814                  2.62

James P. Creel                                   575,993 (8)                  21,911                  5.61

James H. Dusenbury                                47,955 (9)                  21,911                  0.66

Frank A. Thompson, II                              9,055 (10)                  6,765                  0.15


All Executive Officers and
Directors as a Group (11 persons)              1,851,691                     542,623                 21.41

---------------------

(1) Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Corporation's Common Stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from November 30, 2000. The table includes certain shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the named persons possess voting and/or investment power.
(2) Based on 10,643,646 shares of Common Stock of the Corporation outstanding and entitled to vote at the Meeting, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising options.
(3) Under SEC regulation, the term "named executive officer" is defined to include the chief executive officer regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.
(4) Includes 3,585 shares owned by Jerry L. Rexroad; 2,634 shares owned by Jerry L. Rexroad - IRA; 156 shares owned jointly by Jerry L. Rexroad & Robin E. Rexroad; 23,638 shares owned by Robin E. Rexroad; 2,699 shares in the Coastal Financial Corporation's 401-K Plan for Jerry L. Rexroad.
(5) Includes 363,900 shares owned by RCEE, Inc. of which Mr. Benton is President; 34,975 shares owned by Mr. Benton; 36 shares owned by Emma Ann Lawton Benton.
(6)  Includes 21,550 shares owned by G. David Bishop; 167,949 shares owned by G.
     J. Bishop Trust, G. David Bishop, Trustee; 80,434 shares owned by Mary Ann Bishop.
(7) Includes 164,257 shares owned by J. T. Clemmons; 98,242 shares owned by Helen W. Clemmons; 2,730 shares owned by J. T. Clemmons - IRA; 216 shares owned by Helen W. Clemmons - IRA.
(8) Includes 427,482 shares owned by Creel Outdoor Advertising, Inc.; 95,304 shares owned by Creel Outdoor Advertising, Inc. Profit Sharing Plan; 8,079 shares owned by C. Alicia Creel; 22,496 shares owned by Carolyn W. Creel; 678 shares owned by Carolyn W. Creel & James P. Creel; 678 shares owned by Carolyn W. Creel & C. Alicia Creel; 5,046 shares owned by Carolyn W. Creel, James P. Creel, Jr. & Alicia Creel Bame; 7,536 shares owned by James P. Creel; 499 shares owned by Alicia Creel Bame & Carolyn W. Creel; 8,195 shares owned by Sun Graphics, Inc., Carolyn W. Creel, President.
(9) Includes 148 shares owned by James H. Dusenbury; 30,249 shares owned by James H. Dusenbury - IRA; 14,793 shares owned by Brenda J. Dusenbury - IRA; 2,765 shares owned by Brenda J. Dusenbury & Heather K. Welch.
(10) Includes 1,068 shares owned by Frank A. Thompson, II; 5,550 shares owned by Frank A. Thompson, II - SEP; 1,012 shares owned by Frank A. Thompson - IRA; 1,425 shares owned by Sharon Thompson - IRA.

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Corporation's Board of Directors consists of seven members. Six of them are independent directors and one is a member of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees are James C. Benton and James P. Creel, both of whom are currently directors of the Corporation and Coastal Federal Savings Bank.


     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote "FOR" the election of all of the nominees.

     Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each individual's biography is as of September 30, 2001. The indicated period for service as a director includes service as a director of Coastal Federal Savings Bank.

Nominees for Election as Directors

     The directors standing for election are:

     James C. Benton.  Mr. Benton is President of C. L. Benton & Sons,  Inc. Age
69. Director since 1979.

     James P. Creel. Mr. Creel is President of Creel Corporation. Age 62. Director since 1990.

Directors Continuing in Office

     The following directors have terms ending in 2003.

     James T. Clemmons. Mr. Clemmons is retired President of Coastal Federal Savings Bank. Age 62. Director since 1979.

     Frank A. Thompson, II. Mr. Thompson is President of Peoples Underwriters, Inc. Age 43. Director since 1999.

     G. David Bishop. Mr. Bishop is President of Waccamaw Community Foundation. Age 47. Director since 1991.

     The following directors have terms ending in 2004.

     Michael C. Gerald. Mr. Gerald is the President and Chief Executive Officer of the Corporation and Coastal Federal Savings Bank. Age 52. Director since 1986.

     James H. Dusenbury. Mr. Dusenbury is retired attorney/Dusenbury Law Firm. Age 66. Mr. Dusenbury has been associated with the bank since 1965 serving in the capacity of general counsel and Advisory Director. Director since 1996.

Meetings and Committees of the Board of Directors

     The Boards of Directors of the Corporation and Coastal Federal Savings Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 2001, the Board of Directors of the Corporation held fourteen (14) meetings and the Board of Directors of Coastal Federal Savings Bank held twenty-two (22) meetings. No director of the Corporation or Coastal Federal Savings Bank attended fewer than 75% of the total meetings of the Boards and committees on which such Board member served during this period.

     The Executive Committee of the Board of Directors, consisting of Directors Benton, Clemmons, Creel and Gerald, meets as necessary between meetings of the full Board of Directors. The Executive Committee met three times during the fiscal year ended September 30, 2001.

     The Board of Directors of the Company has an Audit Committee, consisting of Directors Bishop, Clemmons, Creel, Dusenbury and Thompson, which is responsible for developing and monitoring the Company's audit program. The Audit Committee selects the Corporation's outside auditors and meets with them to discuss the results of the annual audit and any related matters. The Audit Committee also receives and reviews the reports and findings and other information presented to them by Coastal Federal Savings Bank's officers regarding financial reporting policies and practices. The Audit Committee met four (4) times during the fiscal year ended September 30, 2001.

     The Board of Directors of the Corporation acts as a nominating committee for selecting the nominees for election as directors. The Board of Directors met once in its capacity as the nominating committee during the year ended September 30, 2001. The Corporation's Bylaws provide for Shareholder nomination of directors. See "Stockholder Proposals and Nominations".


Directors' Compensation

     Members of the Board of Directors of Coastal Federal receive a fee of $12,000 annually, except for the Chairman of the Board, who receives $19,500 annually. Members of the Board of Directors of Coastal Financial receive $2,500 annually. Honorary Directors of Coastal Financial ___ Corporation receive $1,000 annually. Directors who are members of the Bank's Executive Committee, which meets on an as-needed basis, are not compensated. Non-Associate directors who are members of the Bank's Loan Committee receive $50 per committee meeting. Total fees paid to Directors of Coastal Financial Corporation and its subsidiaries during the fiscal year ended September 30, 2001 were $137,800.

     2000 Stock Option Plan. At the 2000 Annual Meeting, the Corporation's Shareholders approved the 2000 Stock Option Plan. All Directors participate in the 2000 Stock Option Plan. On January 24, 2001, each Director received stock options to purchase 3,300 shares of the Corporation's common stock at an exercise price of $7.17 per share, the market value of common stock on that date.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

Summary Compensation Table

     The following information is furnished for the Chief Executive Officer and the four other most highly compensated executive officers.

------------------------------------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE (1)
------------------------------------------------------------------------------------------------------

                               Annual Compensation
------------------------------------------------------------------------------------------------------
                                                                       Long-Term
                                                                      Compensation
                                                                    ---------------
                                                                        Awards
                                                                    ---------------
------------------------------------------------------------------------------------------------------
                                                                       Securities
                        Year      Salary      Bonus    Other Annual    Underlying         All Other
      Name and                    ($)(1)      ($)(2)   Compensation     Options/        Compensation
      Principal                                           ($)(3)         (#)(4)            ($)(5)
      Position
------------------------------------------------------------------------------------------------------
 Michael C. Gerald,     2001      212,000    141,366       18,950        21,105            7,820
 President, Chief       2000      200,000    145,500       18,700        21,267            7,500
Executive Officer       1999      185,000    135,899       17,000        29,782            8,202
    & Director

  Jimmy R. Graham,      2001      122,430     78,862          -0-        16,027            6,818
   Executive Vice       2000      115,500     82,740          100        16,023            7,500
     President          1999      110,000     79,550          -0-        17,325            9,011

 Jerry L. Rexroad,      2001      166,920    102,887        4,700        16,027            8,659
   Executive Vice       2000      156,000    106,230        4,950        16,023            8,700
 President & Chief      1999      145,600    100,198        5,250        21,945            0,234
 Financial Officer

 Steven J. Sherry,      2001      133,350     84,759          -0-        16,027            4,055
   Executive Vice       2000      127,000     86,660          -0-        16,023            4,654
     President          1999      120,000     85,350          -0-        12,993            7,759

Phillip G. Stalvey,     2001      151,200     94,398        1,600        16,027
   Executive Vice       2000      140,000     96,950        1,600        16,023            7,099
     President          1999      131,250     91,875        1,850        21,945            7,500
                                                                                           9,321


--------------
(1)  All compensation, including fringe benefits, are paid by the Bank.
(2) Reflects bonuses awarded for the fiscal year which were paid in subsequent fiscal year.
(3) Reflects directors' fees received during the fiscal year for service on the Board of Directors of the Corporation and/or its Subsidiaries. Does not include perquisites which did not exceed, in the aggregate, the lesser of $50,000 or 10% of salary and bonus.
(4) Option Grants have been adjusted for the 5% stock dividend December 1, 1999, the 10% stock dividend March 28, 2000, and the 3 for 2 stock split August 14, 2001.
(5) Includes employer contributions to the 401K Profit Sharing Plan & Trust of Coastal Financial Corporation and amounts paid to Jerry Rexroad for unused vacation in the amount of $1,355 in accordance with the Corporation's Compensation plan to all Associates.

Option Grants Table

The following table sets forth the qualified stock options granted under the 2000 Stock Option and Incentive Plan to the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 2001. Also listed are the hypothetical gains or "options spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.



==================================================================================================================
                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                                                                     Potential Realizable Value
                                                                                       at Assumed Annual Rates
                         Number of      Percentage of                                of Stock Price Appreciation
                         Securities         Total                                         For Option Term (2)
                         Underlying       Options/
                          Options/       Granted to     Exercise or
                                                                                    ------------------------------
                         Granted (1)     Associates     Base Price
                                         In Fiscal       Per Share    Expiration
        Name                (#)            Year         ($/Sh) (1)       Date          5% ($)         10% ($)

------------------------------------------------------------------------------------------------------------------

Michael C. Gerald          17,805          8.41%           6.08          2010          68,080         172,529
                            3,300          1.56%           7.16          2011          14,859          37,657

Jimmy R. Graham            16,027          7.57%           6.08          2010          61,970         157,045

Jerry L. Rexroad           16,027          7.57%           6.08          2010          61,970         157,045

Phillip G. Stalvey         16,027          7.57%           6.08          2010          61,970         157,045

Steven J. Sherry           16,027          7.57%           6.08          2010          61,970         157,045

==================================================================================================================


(1) Shares granted and exercise prices have been adjusted for the 3 for 2 Stock Split effective August 14, 2001.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of Coastal Financial's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercise Table

The following table shows stock option exercises by the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 2001. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of September 30, 2001. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of Coastal Financial Corporation Common Stock.


====================================================================================================================
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
                                                                                           Dollar Value of
                                                                    Number of                Unexercised
                                                                   Unexercised              In-the-Money
                             Number of                              Options at               Options at
                              Shares                                FY-End (1)                 FY-End
                             Acquired          Dollar
                                on              Value              Exercisable/             Exercisable/
          Name               Exercise          Realized           Unexercisable             Unexercisable
--------------------------------------------------------------------------------------------------------------------
Michael C. Gerald              -0-               -0-              131,638/62,274          405,535/112,375

Jimmy R. Graham                -0-               -0-               83,740/50,887           236,540/93,614

Jerry L. Rexroad              6,841            $49,832            123,469/52,735           478,924/93,614

Phillip G. Stalvey            2,500            $12,695             76,162/52,735           175,175/93,614

Steven J. Sherry               -0-               -0-               16,878/40,665            25,623/81,400

====================================================================================================================


(1) Number of unexercised options at FY-End have been adjusted for the three for two stock split paid August 14, 2001.

Employment Agreement

     Coastal Federal entered into an employment agreement with Mr. Gerald upon the completion of the Bank's conversion from mutual to stock form. Effective September 30, 2001 such employment agreement has a term of three years and provides for an annual base salary of $225,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Gerald and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Gerald during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Rexroad effective March 21, 1995. Effective September 30, 2001 such employment agreement has a term of three years and provides for an annual base salary of $175,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Rexroad and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Rexroad during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Stalvey effective October 21, 1997. Effective September 30, 2001, such employment agreement has a term of three years and provides for an annual base salary of $162,500 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Stalvey and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Stalvey during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Graham effective October 27, 1998. Effective September 30, 2001, such employment agreement has a term of one year and provides for an annual base salary of $130,000. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Graham and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Mr. Graham during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Sherry effective October 27, 1998. Such employment agreement has a term of one year and provides for an annual base salary of $139,000. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Sherry and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Mr. Sherry during the five years immediately preceding the change in control.

     The term "control" is defined in the agreement described above as, among other things, any time during the period of employment when a change of control is deemed to have occurred under regulations of the Office of Thrift Supervision ("OTS") or a change in the composition of more than a majority of the Board of Directors of the Corporation.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Benefits Committee and Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation and Benefits Committee. The Compensation and Benefits Committee of the Board of Directors of the Corporation is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Coastal Federal. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of executive officers of the Corporation and recommends individual compensation levels to the Compensation and Benefits Committee.

     The Compensation and Benefits Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and Shareholder returns. Compensation policies must be maintained to promote: 1) the attraction and retention of highly qualified executives; 2) motivation of executives that is related to the performance of the individual and the Corporation; 3) current and long-term performance; and 4) a financial interest in the success of the Corporation similar to the interest of its Shareholders.

     The Corporation's current compensation plan involves a combination of salary and bonus to reward short-term performance and grants of stock options to encourage long-term performance. The salary levels of the executive officers are designed to be competitive within the financial services industry. Compensation surveys are utilized to determine appropriate salary adjustments. A 401(k) plan, in which all executive officers and Associates of Coastal Financial may participate, has been designed to align their interests with those of the
Shareholders of the Corporation. Matching contributions to the 401(k) plan are paid based upon the attainment of established levels of Return on Average Shareholders' Equity ("Return on Equity"). The Corporation's Executive Bonus Plan provides for the payment of a bonus on a graduated scale if the Corporation's consolidated Return on Average Equity, excluding accumulated unrealized gains or losses on the securities portfolio, equals or exceeds 13.5%. Non-recurring items and non-operational items, such as gain (losses) on investments securities and early prepayment penalties on FHLB advances, as determined by the Corporation's Board of Directors, are excluded from net income. The Corporation's Return on Equity in fiscal 2001 was 17.75%. This compares to a Return on Equity in fiscal 2000 of 19.31%. The Executive Bonus Plan escalates upon the attainment of higher levels of Return on Equity. Stock options are the Corporation's primary long-term compensation program designed to reward executive performance consistent with performance that benefits Shareholders. Awards of stock options are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Corporation by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Corporation. Options issued to executives are at a price equal to the closing price of the Corporation's stock on the date of grant in order to ensure that any value derived from the grant is realized by Shareholders generally. The amount of options granted to an Executive Officer is based upon the Corporation's performance, the officer's performance and relative responsibilities within the Corporation. Options generally vest over a period of five years.

     During the fiscal year ended September 30, 2001, the base compensation of Michael C. Gerald, President and Chief Executive Officer of the Corporation was $212,000. For fiscal 2002 Mr. Gerald's base compensation was increased to $225,000.

     Based upon the factors discussed above, the Compensation and Benefits Committee continues to believe that Mr. Gerald's compensation package as Chief Executive Officer and President of the Corporation appropriately reflects the Company's short term and long term performance goals.

The Compensation and                  James C. Benton         J. T. Clemmons
---------------------
Benefits Committee                    James P. Creel
------------------

     Compensation Committee Interlocks and Insider Participation. There are no interlocks or insider participation with respect to the Compensation and Benefits Committee of the Board of Directors of the Corporation.

Performance Graph. The following graph compares the Corporation's cumulative Shareholder return on its Common Stock with the return on the Nasdaq Composite Index and a peer group, the Nasdaq Bank Index. All cumulative returns assume the investment of $100.00 in each of the Corporation's Shares, the Nasdaq Bank Index and the Nasdaq Composite Index on September 30, 1996.



           [GRAPHIC - PERFORMANCE GRAPH PLOTTED POINTS LISTED BELOW]


                         PLEASE PROVIDE PLOTTED POINTS


                         EDGAR CANNOT PRINT OUT GRAPHS

--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Corporation with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representation provided to the Corporation from the individuals required to file the reports, the Corporation believes that each of the Corporation's executive officers and directors has complied with applicable reporting requirements for transactions in Coastal Financial Corporation common stock during the fiscal year ended September 30, 2001.


--------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT

--------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Coastal Federal Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Coastal Financial's independent auditors, accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors.

     The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussion, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Coastal Financial's Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.


         Members of the Audit Committee:

         G. David Bishop
         J.T. Clemmons
         James P. Creel
         James H. Dusenbury - Chairman
         Frank A. Thompson II

--------------------------------------------------------------------------------

AUDITING AND RELATED FEES

--------------------------------------------------------------------------------

Audit Fees. For fiscal year 2001, KPMG LLP billed the Corporation an aggregate of $66,400 for professional services rendered for the audit of the Corporation's annual financial statements for the year ended September 30, 2001 and reviews of the financial statements included in the Corporation's Forms 10-Q for that year.

All Other Fees. For fiscal year 2001, KPMG LLP billed the Corporation an aggregate of $36,200 for preparation of tax returns, tax consulting and other fees.

     The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.



--------------------------------------------------------------------------------

                                  MISCELLANEOUS

--------------------------------------------------------------------------------

     The Corporation will pay the cost of this proxy solicitation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Coastal Financial Corporation common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

     The Company's Annual Report to Shareholders has been mailed to shareholders of record as of the close of business on November 30, 2001. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Corporation. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

     A copy of the Corporation's Form 10-K, without exhibits, for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission, will be furnished without charge to Shareholders of record as of the close of business on November 30, 2001 upon written request to Corporate Secretary, Coastal Financial Corporation, Myrtle Beach, South Carolina.


--------------------------------------------------------------------------------

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

--------------------------------------------------------------------------------

     Proposals that Shareholders seek to have included in the proxy statement for the Corporation's next annual meeting must be received by the Corporation no later than August 23, 2002. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     The Company's Bylaws provide that in order for a Shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 40 days' notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to Shareholders. A copy of the Bylaws may be obtained from the Corporation.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Susan J. Cooke
                                              Secretary
Myrtle Beach, South Carolina
December 21, 2001